Exhibit 99.2

NEWS RELEASE

Nasdaq Announces 3-For-1 Stock Split and Quarterly Dividend of $0.20 Per Share

NEW YORK, July 20, 2022 – The Board of Directors of Nasdaq, Inc. (Nasdaq: NDAQ) has approved and declared both a 3-for-1 stock split of the company’s common stock in the form of a stock dividend, along with a regular quarterly dividend of $0.20 per share on the company’s outstanding common stock, which on a split-adjusted basis is economically equivalent to the pre-split dividend amount of $0.60 per share paid in the preceding quarter.

Stock Dividend:

•

Nasdaq announced on April 20, 2022 that its Board approved pursuing a three-for-one stock split in the form a stock dividend, subject to the approval by both its shareholders and the Securities and Exchange Commission (“SEC”) of the adoption of an amendment to the company’s Amended and Restated Certificate of Incorporation to increase Nasdaq’s authorized shares of common stock.

•	In June, Nasdaq’s shareholders, and the SEC, approved the proposed amendment to increase the authorized shares of common stock in order to effect the stock split in the form of a stock dividend.

•	The Board declared a 3-for-1 stock split in the form of a stock dividend, entitling each shareholder of record to receive two additional shares of common stock for every one share owned.

•	The record date for the stock dividend is August 12, 2022, with a distribution date for the new shares of August 26, 2022. Trading will begin on a split-adjusted basis on August 29, 2022.

Quarterly dividend:

•

The Board has declared a regular quarterly dividend of $0.20 per share on the company’s outstanding common stock. On a split-adjusted basis, the dividend is economically equivalent to the pre-split quarterly dividend of $0.60 per share paid in the preceding quarter.

•	The dividend is payable on September 30, 2022, to shareholders of record at the close of business on September 16, 2022.

•	Future declarations of quarterly dividends and the establishment of future record and payment dates are subject to approval by the Board of Directors.

Cautionary Note Regarding Forward-Looking Statements

Information set forth in this communication contains forward-looking statements that involve a number of risks and uncertainties. Nasdaq cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the stock split. Forward-looking statements involve a number of risks, uncertainties or other factors beyond Nasdaq’s control. These factors include, but are not limited to, Nasdaq’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, geopolitical instability arising from the Russian invasion of Ukraine, government and industry regulation, interest rate risk, U.S. and global competition, the impact of the COVID-19 pandemic on our business, operations, results of operations, financial condition, workforce or the operations or decisions of our customers, suppliers or business partners, and other factors detailed in Nasdaq’s filings with

NEWS RELEASE

the U.S. Securities and Exchange Commission, including its annual reports on Form 10-K and quarterly reports on Form 10-Q which are available on Nasdaq’s investor relations website at http://ir.nasdaq.com and the SEC’s website at www.sec.gov. Nasdaq undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

About Nasdaq

Nasdaq (Nasdaq: NDAQ) is a global technology company serving the capital markets and other industries. Our diverse offering of data, analytics, software and services enables clients to optimize and execute their business vision with confidence. To learn more about the company, technology solutions and career opportunities, visit us on LinkedIn, on Twitter @Nasdaq, or at www.nasdaq.com.

Media Relations Contact:

Will Briganti

(646) 964-8169

william.briganti@nasdaq.com

Investor Relations Contact:

Ed Ditmire, CFA

(212) 401-8737

ed.ditmire@nasdaq.com

-NDAQF-